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                                                                 EXHIBIT 10.40

                   AMENDMENT TO EMPLOYEE CONFIDENTIALITY AND
                           NON-COMPETITION AGREEMENT

     This Amendment to Employee Confidentiality and Non-Competition Agreement (the "Amendment") is entered into as of June 6, 2003 by and between VistaCare, Inc., a Delaware corporation (the "Company"), and Barry M. Smith (the "Employee").

                                  Introduction

     On November 22, 1995, the Company and the Employee entered into an Employee Confidentiality and Non-Competition Agreement (the "Prior Agreement"), pursuant to which the Company promised to pay the Employee "twelve months salary" as severance pay (the "Severance Obligation") in the event of his termination of employment with the Company. On June 1, 2003, the Employee's employment with the Company terminated. The Company and the Employee now wish to amend the Prior Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.    Amendments to Prior Agreement.

          (a) Notwithstanding the Employee's prior termination of employment with the Company, the Severance Obligation shall not become due until the Employee resigns or is removed from the Board of Directors of the Company (the "Triggering Event").

          (b) For the avoidance of doubt, the amount of the Severance Obligation shall be $340,000 (the "Severance Amount"). When due, the
Severance Amount shall be payable in 26 equal bi-weekly installments over a period of 12 months, commencing upon the occurrence of the Triggering Event.

     2.   Miscellaneous.

          (a) Except as expressly provided herein, the Prior Agreement shall be unaffected hereby.

          (b) This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to its conflict of law provisions.

          (c) This Amendment may be executed in multiple counterparts, including counterparts by facsimile, which, when taken together, shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                                       VISTACARE, INC.



                                       By: /s/ Richard R. Slager
                                          __________________________
                                           Richard R. Slager
                                           President and Chief Executive Officer



                                        /s/ Barry M. Smith
                                        _____________________________
                                        Barry M. Smith









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